Exhibit 99.2

INVESTOR SUBSCRIPTION AGREEMENT

Series 4 Subordinated Unsecured Notes

Persons interested in purchasing Notes of KH Funding Company (the “Notes”) must complete and return this Subscription Agreement along with their check, money order or wire transfer to:

KH Funding Company

10801 Lockwood Drive Suite 370

Silver Spring, MD 20901

If accepted by KH Funding Company (the “Company”), this Subscription Agreement shall constitute a subscription for Notes of the Company. The minimum investment, subject to waiver by the Company, is $5,000.

Acceptance of this Agreement will be in the form of an Acknowledgment which will be mailed to you. Monthly statements will be mailed to you showing the transactions of your investment account. If this Agreement is not accepted by the Company, your investment funds will be returned to you within ten (10) days with no interest earned thereon.

Method of Payment:    Check, money order or wire transfer payable to KH Funding Company.

I/we hereby irrevocably tender this Subscription Agreement for the purchase of $                     and, with this Subscription Agreement, I tender payment in such amount for the Notes subscribed.

Term Requested (check one):    See the enclosed Prospectus and/or Prospectus Supplement for current interest rates.

1-Year Fixed Term Note	3-Year Fixed Term Note	5-Year Fixed Term Note

The 1, 3 and 5-Year Fixed Term Notes have a fixed interest rate that is set at issuance.

Interest (check one):             Monthly             Quarterly             Accrued

In connection with this investment in the Company, I represent and warrant as follows:

1.	I have received the Company’s Prospectus dated May , 2005, and our current Rate Supplement, if applicable.

2.	I am a bona fide resident of the state of .

3.	My Social Security number or taxpayer identification number given below is correct.

4.	I am not subject to backup tax withholding (NOTE: Please cross out #4 if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

Please register the Note which I am purchasing as follows:

Name:

As (check one):	Individual	Existing Partnership	Trust
	Tenants-in-Common	Corporation	IRA or SEP
	Joint Tenants	Minor with adult custodian under UGMA

For the person(s) who will be registered noteholder(s):

Name	Telephone

Street address	Social Security or Taxpayer ID number

City State Zip	Date of birth (only required for IRA accounts)

Signature	Date

NOTICE OF MATURITY

Original—KH FUNDING COMPANY Copy—SUBSCRIBER

INVESTOR SUBSCRIPTION AGREEMENT

Series 3 Senior Secured Notes

Persons interested in purchasing Notes of KH Funding Company (the “Notes”) must complete and return this Subscription Agreement along with their check, money order or wire transfer to:

KH Funding Company

10801 Lockwood Drive Suite370

Silver Spring, MD 20901

If accepted by KH Funding Company (the “Company”), this Subscription Agreement shall constitute a subscription for Notes of the Company. The minimum investment, subject to waiver by the Company, is $5,000.

Acceptance of this Agreement will be in the form of an Acknowledgment which will be mailed to you. Monthly statements will be mailed to you showing the transactions of your investment account. If this Agreement is not accepted by the Company, your investment funds will be returned to you within ten (10) days with no interest earned thereon.

Method of Payment:    Check, money order or wire transfer payable to KH Funding Company.

I/we hereby irrevocably tender this Subscription Agreement for the purchase of $                     and, with this Subscription Agreement, I tender payment in such amount for the Notes subscribed.

Term Requested (check one): See the enclosed Rate Sheet for current interest rates.

1-Day Demand Note	30-Day Demand Note
1-Year Fixed Term Note	3-Year Fixed Term Note	5-Year Fixed Term Note

The 1-day and 30-day Notes have an interest rate that is adjusted by the Company from time-to-time. The interest rate will not be less than 2.0% per year and will not adjust more than 0.5% in any 90-day period. We will notify you in writing at least seven (7) days prior to any decrease in the interest rate. The 1, 3 and 5-Year Fixed Term Notes have a fixed interest rate that is set at issuance.

Interest (check one):                  Monthly                 Quarterly                 Accrued

In connection with this investment in the Company, I represent and warrant as follows:

1.	I have received the Company’s Prospectus dated May , 2005, and our current Rate Supplement, if applicable.

2.	I am a bona fide resident of the state of .

3.	My Social Security number or taxpayer identification number given below is correct.

4.	I am not subject to backup tax withholding (NOTE: Please cross out #4 if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

Please register the Note which I am purchasing as follows:

Name:  _________________________________________________________________________________

As (check one):

Individual	Existing Partnership	Trust
Tenants-in-Common	Corporation	IRA or SEP
Joint Tenants	Minor with adult custodian under UGMA

For the person(s) who will be registered noteholder(s):

________________________________________	________________________________________
Name	Telephone

________________________________________	________________________________________
Street address	Social Security or Taxpayer ID number

________________________________________	________________________________________
City State Zip	Date of birth (only required for IRA accounts)

________________________________________	________________________________________
Signature	Date

Original—KH FUNDING COMPANY Copy—SUBSCRIBER

Subscription Agreement

[KH FUNDING COMPANY LETTERHEAD]

[Date]

[Investor Name]

[Address]

[Address]

RE: Notice	of Maturity Account No.

Dear Investor:

A review of your account indicates that the Maturity Date is [Month Day, Year]. Pursuant to the terms of the Notes you must chose to either (a) redeem your investment in whole or part, or (b) continue you investment in Notes of KH Funding Company (“the Company”) under one of the below listed options, and then complete and return to us this Notice of Maturity (“Notice”).

Of course, we welcome your continued investment in Notes of KH Funding and if you are interested in doing so enclosed please find our current Prospectus dated August 2, 2004 and our current Rate Supplement. Simply read this current Prospectus, including “Risk Factors,” carefully before making your investment decision. Then review the Rate Supplement and choose the rate and term that best suits your investment objectives. Finally, complete the options below and return this Notice to us in the enclosed postage-paid envelope by [Month Day, Year], so we can update your investment account.

Again, thank you for your interest. If you have any questions, please call our office at 301.592.8100.

Very truly yours,

Investor Relations

Options: (Select one)

(1)	I/we hereby irrevocably elect for KH Funding Company to redeem the Notes referenced above in whole.

(2)	I/we hereby irrevocably elect for KH Funding Company to redeem the Notes referenced above in part and in connection therewith, I/we tender $ of the Redemption Price for the purchase of Notes as selected below.

(3)	I/we hereby irrevocably elect to continue my/our investment in Notes of KH Funding Company and in connection therewith, I/we tender the entire Redemption Price of the Notes referenced above for the purchase of Notes as selected below.

If (2) or (3) above selected, please complete the following:

Term Requested (check one): *
1-Day Demand Note	30-Day Demand Note
1-Year Fixed Term Note	3-Year Fixed Term Note	5-Year Fixed Term Note

Interest (check one):	___ Monthly	___ Quarterly	___ Accrued

Signature of Investor(s)	Date
________________________________________________________________	________
________________________________________________________________	________

Deposit Accounts are not FDIC or government insured.

*	The 1-day and 30-day Notes have an interest rate that is adjusted by the Company from time-to-time. The interest rate will not be less than 2.0% per year and will not adjust more than 0.5% in any 90-day period. We will notify you in writing at least seven (7) days prior to any decrease in the interest rate. The 1, 3 and 5-Year Fixed Term Notes have a fixed interest rate that is set at issuance.

NOTICE OF MATURITY